UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
July 16, 2010
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 16, 2010, Local.com Corporation (the “Registrant”) entered into a Sales and Services Agreement (the “Agreement”) with LaRoss Partners, LLC, a New York limited liability company (“LaRoss”), whereby LaRoss will provide certain sales services to the Registrant related to the Registrant’s subscription service offerings. LaRoss will also provide certain fulfillment, customer service and billing services to certain of the Registrant’s monthly subscription customers. LaRoss will be paid a one time fee for each sale it makes on behalf of Registrant and will be paid a monthly fee for the fulfillment, customer service and billing services it provides for Registrant in accordance with a fee schedule set forth as part of the Agreement. The Agreement has a term of two years from July 16, 2010 and will automatically renew for additional one year terms unless earlier terminated by either of the parties in accordance with the terms of the Agreement. From time to time, the Registrant has purchased blocks of subscription customers from LaRoss, as previously disclosed by the Registrant. Such subscription customers may be serviced pursuant to the Agreement.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Agreement and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1(1)	Sales and Services Agreement dated July 16, 2010 by and among the Registrant and LaRoss Partners, LLC.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: July 22, 2010	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1 (1)	Sales and Services Agreement dated July 16, 2010 by and among the Registrant and LaRoss Partners, LLC.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.